Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: July 23, 2004	FOR MORE INFORMATION, CONTACT: Robert L. Schumacher at (276) 326-9000

First Community Bancshares, Inc. Announces
Second Quarter Results and Strategic Changes at Mortgage Subsidiary

     Bluefield, Virginia — First Community Bancshares, Inc. (NASDAQ): FCBC; (www.fcbinc.com) released quarterly results today along with information related to the discontinuance of its wholesale mortgage line of business at its mortgage subsidiary. Net income for the three and six month periods in 2004 was impacted by actions associated with the discontinued operations of the mortgage subsidiary, discussed below. Net income for the second quarter of 2004 was $5.6 million or $0.49 per diluted share compared to $7 million or $0.63 per diluted share in the second quarter of 2003. Net income for the six months ended June 30, 2004 was $9.7 million or $0.86 per diluted share compared with $13.7 million or $1.25 per diluted share for the six months ended June 30, 2003. Return on average equity and return on average assets were 12.76% and 1.20% for the second quarter of 2004 and 11.07% and 1.10% for the six months ended June 30, 2004. This compares with 17.29% and 1.78% for the second quarter of 2003 and 17.46% and 1.79% for the six months ended June 30, 2003.

     Income from continuing operations for the second quarter of 2004 totaled $7.5 million, or $0.66 basic and diluted earnings per share. This represents a per share improvement of 11.86% compared to the $0.59 per basic and diluted share from continuing operations for the second quarter of 2003. Return on average equity in the second quarter of 2004 from continuing operations was 17.04% compared to 15.99% for the second quarter of last year. Return on average assets for continuing operations was 1.62% compared to 1.71% for the second quarter of last year.

     On July 8, First Community announced the termination of a previously announced sale of its mortgage subsidiary. While the mortgage banking subsidiary continues to be held for sale, termination of the previously announced sale led to the elimination of the wholesale portion of the mortgage company’s business and substantial downsizing of the remaining retail division. In connection with the exit of its wholesale mortgage banking business and as previously reported, the company recorded impairment charges of $933,000 in the second quarter of 2004 (and $1,385,000 for the first six months of 2004) to reduce the carrying value of the subsidiary to its estimated fair value less costs to sell. To facilitate its decision to exit the wholesale mortgage banking business, First Community has provided management and professional resources to settle the mortgage company’s wholesale interest rate lock commitments; has overseen a transition in management at the mortgage company; and has taken steps to reduce overhead for the company’s remaining mortgage business, which will be offered through its retail network. The strategic decision to exit the wholesale mortgage business will reduce the Company’s exposure to risk associated with the large fluctuations previously experienced in the volume-driven, wholesale business and its hedged interest rate lock commitments and closed loans. The change in strategic direction and decision to exit the wholesale mortgage business will permit the Company to focus its resources on its core community banking business, which has continued to grow and perform. The results of operations of the mortgage company are reported as discontinued operations. The loss from discontinued operations was $1.9 million or $0.17 per diluted share for the second quarter of 2004 and $3.3 million or $0.29 per diluted share for the six months ended June 30, 2004.

     When comparing the second quarter 2004 earnings from continuing operations with that of the second quarter of 2003, the $1.0 million improvement is attributed to a $2.1 million increase in net interest income coupled with a $2.1 million rise in non-interest income, a portion of which is the result of a $1.4 million gain on sale of available-for-sale securities. The improvement in net interest income is due in large measure to $161 million growth in the loan portfolio, $134 million of which came from the Company’s second quarter acquisition of PCB Bancorp, Inc. in East Tennessee. The securities gain was the result of a decision to capture appreciation inherent in a portion of the corporate bond sector of the Company’s available-for-sale investment portfolio, the market value of which continued to decline in step with the flattening of the Treasury yield curve. The proceeds from the sale of these securities provided sufficient liquidity to pay-off overnight borrowings and assisted the Company in funding increased loan demand. The Company improved its results from continuing operations for the second quarter of 2004 despite a $2.1 million increase in salaries and related employee benefits plus increases in other overhead and operating expenses associated primarily with the acquisition of PCB Bancorp, Inc. in East Tennessee, the acquisition of CommonWealth Bank in Eastern Virginia, increased costs in existing employee retirement plans and costs associated with continued development and growth of branches and loan production offices in Winston-Salem and Charlotte, North Carolina.

     Income from continuing operations for the six months ended June 30, 2004 was $13.2 million, versus $12.8 million for the six months ended June 30, 2003. Contributing to this increase in income from continuing operations was a $3.0 million or 9.9% increase in net interest income and a $2.3 million or 34.6% increase in non-interest income. The increase in non-interest income is largely the result of an 11.9% or $450,000 improvement in service charges on deposit accounts and a 19% or $200,000 enhancement in other service charges, coupled with the gain on the sale of securities as discussed above. Total non-interest expenses increased by 33.4% or $5.9 million for the six months ended June 30, 2004. A 37.2% or $3.5 million increase in salaries and benefits and a $1.5 million increase in other operating expenses account for 85% of this increase, which is associated with the Company’s expansion into Eastern Virginia, East Tennessee, Charlotte and Winston-Salem, North Carolina, which brings with it the associated cost for additional corporate services, support, added technology and infrastructure. The financial performance attributed to continuing operations of the Company equate to $1.16 basic and $1.15 diluted earnings per share for the first six months of 2004 versus $1.17 basic and diluted earnings per share for the first six months of 2003. Return on average equity from continuing operations for the first six months of 2004 was 14.83% compared to 16.25% for the first six months of last year. Return on average assets from continuing operations was 1.50% compared to 1.73% for the first six months of 2003.

     The provision for loan losses for the six months ended June 30, 2004 decreased by $642,000 from the comparable period in the prior year, with $585,000 of that decrease coming in the second quarter. The decline in provision is directionally consistent with the improvement in asset quality as First Community’s overall asset quality ratios continue to reflect improvement. The ratio of non-performing assets to total assets was 0.26% on June 30, 2004, an improvement compared to the 0.37% at March 31, 2004. Non-accrual loans stood at $2.6 million at June 30, 2004, a $1.0 million improvement compared to the $3.6 million at March 31, 2004 and $400,000 better than the $3.0 million at December 31, 2003. Total delinquencies as a percent of total loans were 0.67%, bettering the 1.04% at both March 31, 2004 and December 31, 2003. The coverage ratio at June 30, 2004 was 614.5% compared to 405.1% at March 31, 2004.

     Assets at June 30, 2004 increased to $1.85 billion versus $1.66 billion at year-end 2003. Asset growth for the six-month period includes $168 million resulting from the acquisition of People’s Community Bank in Johnson City, Tennessee. Total equity for the Company stood at $171.3 million resulting in book value per common share outstanding of $15.27 at June 30, 2004, compared to $178 million and $15.83 at March 31, 2004. The decrease in equity at June 30, 2004 is due to a decline in comprehensive income attributed to a decrease in the unrealized gains in securities available for sale.

     The Company’s net interest margin, which increased to 4.46% for the second quarter 2004 compared to 4.41% at the end of the first quarter 2004, was compressed when compared to the 4.55% net interest margin at June 30, 2003. The net interest margin increase for the second quarter 2004 was attributed to an increase in the volume of earning assets of $127.0 million during the second quarter, the result of the acquisition of People’s Community Bank (PCB Bancorp) in the second quarter of 2004. PCB contributed $1.3 million to the consolidated net interest income increase. The Company attributes the decrease in net interest margin for the quarters ended June 30, 2004 vs. June 30 2003 to reduced loan yields on new and renewed business throughout the prevailing low interest rate environment. During the second quarter 2004, tax equivalent net interest income increased by $8.9 million due to volume and decreased $6.5 million as a result of rate changes resulting in a net increase of $2.4 million.

     First Community Bancshares, Inc. headquartered in Bluefield, Virginia, is a $1.85 billion bank holding company and is the parent company of First Community Bank, N. A. First Community Bank, N. A. operates through 52 full-service banking locations, two trust and investment management offices in the four states of Virginia, West Virginia, North Carolina and Tennessee. First Community Bank is also the parent of Stone Capital Management, Inc., a SEC registered investment advisory firm, which offers wealth management and investment advice and United First Mortgage, Inc., which operates 4 retail mortgage offices in Virginia. First Community Bancshares, Inc.’s common stock is traded on the NASDAQ National market under the symbol “FCBC”.

DISCLAIMER

     This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.		Six Months Ended		Three Months Ended
Consolidated Statements of Income		June 30,		June 30,
(Dollars in Thousands, Except Per Share Data)(Unaudited)		2004	2003	2004	2003
Interest	Interest and fees on loans held for investment	$36,242	$33,874	$19,112	$16,982
	Interest on securities-taxable	6,699	6,519	3,433	3,385
	Interest on securities-nontaxable	3,343	3,299	1,707	1,642
	Interest on federal funds sold and deposits	301	358	104	143

	Total interest income	46,585	44,050	24,356	22,152

Interest	Interest on deposits	9,128	10,459	4,813	5,142
Expense	Interest on borrowings	3,846	3,015	1,916	1,490

	Total interest expense	12,974	13,474	6,729	6,632

	Net interest income	33,611	30,576	17,627	15,520
	Provision for loan losses	1,255	1,897	723	1,308

	Net interest income after provision for loan losses	32,356	28,679	16,904	14,212

Non-Interest	Fiduciary income	930	981	512	649
Income	Service charges on deposit accounts	4,261	3,807	2,301	1,986
	Other service charges, commissions and fees	1,272	1,069	713	472
	Other operating income	905	541	610	244
	Gain on sale of securities	1,449	153	1,438	133

	Total non-interest income	8,817	6,551	5,574	3,484

Non-Interest	Salaries and employee benefits	12,987	9,466	6,874	4,784
Expense	Occupancy expense of bank premises	1,746	1,456	894	720
	Furniture and equipment expense	1,373	895	747	442
	Amortization of intangible assets	175	114	111	51
	Other operating expense	7,067	5,566	3,812	2,756

	Total non-interest expense	23,348	17,497	12,438	8,753

	Income from continuing operations before income taxes	17,825	17,733	10,040	8,943
	Income tax expense continuing operations	4,766	4,969	2,583	2,499

	Income from continuing operations	$13,059	$12,764	$7,457	$6,444
	(Loss) income from discontinued operations before tax	$(4,265)	$1,557	$(2,374)	$856
	Income tax (benefit) expense discontinued operations	$(952)	$606	$(502)	$333

	(Loss) income from discontinued operations	$(3,313)	$951	$(1,872)	$523

	Net income	$9,746	$13,715	$5,585	$6,967
	Basic earnings per common share (EPS)	$0.87	$1.25	$0.50	$0.63
	Diluted earnings per common share (DEPS)	$0.86	$1.25	$0.49	$0.63
	Basic earnings per common share-continuing operations	$1.16	$1.17	$0.66	$0.59
	Diluted earnings per common share-continuing operations	$1.15	$1.17	$0.66	$0.59
	Weighted Average Shares Outstanding:
	Basic	11,237,225	10,937,927	11,228,956	10,969,748
	Diluted	11,334,096	11,021,010	11,320,415	11,084,847
	For the period:
	Return on average equity	11.07%	17.46%	12.76%	17.29%
	Return on average equity-continuing operations	14.83%	16.25%	17.04%	15.99%
	Return on average assets	1.10%	1.79%	1.20%	1.78%
	Return on average assets-continuing operations	1.50%	1.73%	1.62%	1.71%
	Cash dividends per share	$0.50	$0.47	$0.25	$0.23
	At period end:
	Book value per share	$15.27	$15.57	$15.27	$15.57
	Market value	$33.50	$31.99	$33.50	$31.99

First Community Bancshares, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except Per Share Data)(Unaudited)

		June 30,	December 31,
		2004	2003
Assets	Cash and due from banks	$41,533	$37,173
	Interest-bearing deposits with banks	14,799	22,136
	Securities available for sale (amortized cost of $432,782 June 30, 2004; $435,912, December 31, 2003)	429,478	444,194
	Securities held to maturity (fair value of $39,629 March 31, 2004; $40,060, December 31, 2003)	36,209	38,020
	Loans held for sale	774	424
	Loans held for investment, net of unearned income	1,186,954	1,026,191
	Less allowance for loan losses	16,160	14,624

	Net loans	1,170,794	1,011,567
	Premises and equipment	35,071	29,816
	Other real estate owned	2,166	2,091
	Interest receivable	8,653	8,327
	Other assets	25,649	17,266
	Intangible assets	62,003	39,341
	Assets related to discontinued operations	22,192	22,372

	Total Assets	$1,849,321	$1,672,727

Liabilities	Deposits:
	Demand	$225,241	$194,046
	Interest-bearing demand	318,932	234,458
	Savings	224,706	190,366
	Time	626,150	606,666

	Total Deposits	1,395,029	1,225,536
	Interest, taxes and other liabilities	11,714	11,897
	Securities sold under agreements to repurchase	109,252	97,651
	FHLB and other indebtedness	140,941	144,616
	Liabilities related to discontinued operations	21,130	17,992

	Total Liabilities	1,678,066	1,497,692

Stockholders'
Equity	Preferred stock, par value undesignated; 1,000,000 shares authorized; no shares issued and outstanding in 2004 and 2003	—	—
	Common stock, $1 par value; 15,000,000 shares authorized in 2004 and 2003, respectively; 11,451,062 issued in 2004 and 11,442,348 issued in 2003; and 11,215,473 and 11,242,443 outstanding in 2004 and 2003, respectively	11,451	11,442
	Additional paid-in capital	108,078	108,128
	Retained earnings	61,023	56,894
	Treasury stock, at cost	(7,321)	(6,407)
	Accumulated other comprehensive (loss) income	(1,976)	4,978

	Total Stockholders’ Equity	171,255	175,035

	Total Liabilities and Stockholders’ Equity	$1,849,321	$1,672,727

First Community Bancshares, Inc.		As of and for the Quarter Ended
Quarterly Performance Summary
Income Statements		June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in Thousands Except Per Share Data)		2004	2004	2003	2003	2003
Interest	Interest and fees on loans held for investment	$19,112	$17,130	$17,967	$18,591	$16,982
Income	Interest on securities-taxable	3,433	3,266	3,528	3,070	3,385
	Interest on securities-nontaxable	1,707	1,636	1,637	1,552	1,642
	Interest on federal funds sold and deposits	104	197	122	124	143

	Total interest income	24,356	22,229	23,254	23,337	22,152

Interest	Interest on deposits	4,813	4,315	4,557	4,934	5,142
Expense	Interest on borrowings	1,916	1,930	1,797	1,635	1,490

	Total interest expense	6,729	6,245	6,354	6,569	6,632

	Net interest income	17,627	15,984	16,900	16,768	15,520
	Provision for loan losses	723	532	740	782	1,308

	Net interest income after provision for loan losses	16,904	15,452	16,160	15,986	14,212

Non-Int	Fiduciary income	512	418	258	549	649
Income	Service charges on deposit accounts	2,301	1,960	2,166	2,098	1,986
	Other service charges, commissions and fees	713	559	762	553	472
	Mortgage banking income	—	—	—	—	—
	Other operating income	610	295	317	340	244
	Gain (loss) on Securities	1,438	11	(90)	1,038	133

	Total non-interest income	5,574	3,243	3,413	4,578	3,484

Non-Int	Salaries and employee benefits	6,874	6,113	5,547	5,631	4,784
Expense	Occupancy expense of bank premises	894	852	704	752	720
	Furniture and equipment expense	747	626	567	532	442
	Amortization of intangible assets	111	64	65	64	51
	Other operating expense	3,812	3,255	3,028	3,203	2,756

	Total non-interest expense	12,438	10,910	9,911	10,182	8,753

	Income before income taxes-continuing operations	10,040	7,785	9,662	10,382	8,943
	Income tax expense-continuing operations	2,583	2,183	2,925	3,164	2,499

	Income from continuing operations	7,457	5,602	6,737	7,218	6,444

	(Loss) income before tax-discontinued operations	(2,374)	(1,891)	(2,110)	(1,621)	856
	Income tax (benefit) expense-discontinued operations	(502)	(450)	(667)	(632)	333

	(Loss) income from discontinued operations	(1,872)	(1,441)	(1,443)	(989)	523
	Net income	5,585	4,161	5,294	6,229	6,967
Per	Basic EPS	$0.50	$0.37	$0.47	$0.55	$0.63
Share	Diluted EPS	$0.49	$0.37	$0.47	$0.55	$0.63
	Basic EPS from continuing operations	$0.66	$0.50	$0.60	$0.64	$0.59
	Diluted EPS from continuing operations	$0.66	$0.49	$0.59	$0.64	$0.59
Data	Cash dividends per share	$0.25	$0.25	$0.25	$0.25	$0.24
	Weighted Average Shares Outstanding:
	Basic	11,228,956	11,245,465	11,244,382	11,262,180	10,969,748
	Diluted	11,320,415	11,347,748	11,362,269	11,383,941	11,084,847
	Actual shares outstanding at period end	11,215,473	11,244,894	11,242,443	11,250,931	11,256,674
	Book Value per share at period end	$15.27	$15.83	$15.57	$15.33	$15.57
	Market Value per share at period end	$33.50	$30.54	$33.16	$35.29	$35.58

First Community Bancshares, Inc.	As of and for the Quarter Ended
Quarterly Performance Summary
Income Statements	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in Thousands Except Per Share Data)	2004	2004	2003	2003	2003
Ratios:
Return on average assets	1.20%	1.00%	1.25%	1.46%	1.78%
Return on average assets-continuing	1.62%	1.36%	1.61%	1.75%	1.71%
Return on average equity	12.76%	9.40%	12.01%	14.10%	17.29%
Return on average equity-continuing	17.04%	12.66%	15.28%	16.34%	15.99%
Net yield on earning assets	4.46%	4.41%	4.56%	4.55%	4.55%
Net yield on earning assets-continuing	4.51%	4.45%	4.63%	4.66%	4.69%
Efficiency Ratio at end of period	60.45%	61.71%	51.92%	51.16%	48.68%
Efficiency Ratio at end of period-continuing	49.67%	51.26%	44.76%	45.05%	43.96%
Equity as a percent of total assets at end of period	9.27%	10.51%	10.46%	10.27%	10.31%
Equity as a percent of continuing assets at end of period	9.38%	10.71%	10.61%	10.41%	10.64%
Average earning assets as a percentage of average total assets	90.96%	92.21%	91.92%	91.91%	92.67%
Average earning assets-continuing as a percentage of average total assets continuing	91.12%	92.37%	92.18%	91.99%	92.84%
Average loans (not including loans held for sale) as a percentage of average deposits	83.38%	83.10%	84.17%	83.04%	79.23%
QTD Averages:
Average Loans (Not including Loans Held for Sale)	$1,171,562	$1,016,309	$1,034,786	$1,030,875	$931,488
Average Earning Assets	$1,708,139	$1,543,157	$1,545,585	$1,559,472	$1,454,319
Average Earning Assets-continuing	$1,682,841	$1,527,932	$1,527,098	$1,501,239	$1,406,836
Average Total Assets	$1,878,000	$1,673,585	$1,681,510	$1,696,647	$1,569,302
Average Total Assets-continuing	$1,846,772	$1,654,119	$1,656,714	$1,632,044	$1,515,298
Average Deposits	$1,405,121	$1,223,032	$1,229,439	$1,241,420	$1,175,618
Average Deposits-continuing	$1,405,070	$1,222,971	$1,229,351	$1,241,313	$1,175,526
Average Equity	$176,034	$178,037	$174,923	$175,228	$161,622
Taxable Equivalent Net Interest Income	$18,948	$16,937	$17,773	$17,899	$16,504
Taxable Equivalent Net Interest Income-continuing	$18,873	$16,889	$17,806	$17,634	$16,437
Average Interest-bearing deposits	$1,182,311	$1,036,976	$1,038,341	$1,046,364	$1,008,130
Average Interest-bearing deposits-continuing	$1,182,311	$1,036,976	$1,038,341	$1,046,364	$1,008,130

First Community Bancshares, Inc.
Quarterly Performance Summary
Balance Sheets

	(Dollars in Thousands Except Per Share Data)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2004	2004	2003	2003	2003
Cash and due from banks	$41,533	$36,389	$37,173	$30,915	$41,081
Interest-bearing deposits with banks	14,799	40,157	22,136	76,309	25,795
Federal funds sold	—	—	—	—	7,353
Securities available for sale	429,478	443,657	444,194	395,203	419,523
Securities held to maturity	36,209	37,425	38,020	39,433	39,745
Loans held for sale	774	257	424	206	1,285
Loans held for investment, net of unearned income	1,186,954	1,019,829	1,026,191	1,028,189	1,026,643
Less allowance for loan losses	16,160	14,536	14,624	15,680	15,707

Net loans	1,170,794	1,005,293	1,011,567	1,012,509	1,010,936
Premises and equipment	35,071	30,507	29,816	29,467	29,267
Other real estate owned	2,166	2,571	2,091	2,403	2,787
Interest receivable	8,653	8,434	8,327	8,388	8,333
Other assets	25,649	18,269	17,266	24,647	22,251
Intangible assets	62,003	39,226	39,341	38,121	39,518
Assets of discontinued operations	22,192	32,275	22,372	21,735	52,438

Total Assets	$1,849,321	$1,694,460	$1,672,727	$1,679,336	$1,700,312

Deposits:
Demand	$225,241	$197,282	$194,046	$193,941	$210,347
Interest-bearing demand	318,932	243,226	234,458	234,737	234,551
Savings	224,706	194,722	190,366	188,021	185,284
Time	626,150	607,426	606,666	615,680	626,539

Total Deposits	1,395,029	1,242,656	1,225,536	1,232,379	1,256,721
Interest, taxes and other liabilities	11,714	12,619	11,897	12,474	21,513
Securities sold under agreements to repurchase	109,252	98,035	97,651	102,449	93,742
FHLB and other indebtedness	140,941	133,774	144,616	143,635	107,398
Liabilities of discontinued operations	21,130	29,342	17,992	15,915	45,630

Total Liabilities	1,678,066	1,516,426	1,497,692	1,506,852	1,525,004

Preferred Stock	—	—	—	—	—
Common stock, $1 par value	11,451	11,450	11,442	11,433	11,390
Additional paid-in capital	108,078	108,243	108,128	108,078	108,286
Retained earnings	61,023	58,241	56,894	54,407	51,149
Treasury stock, at cost	(7,321)	(6,566)	(6,407)	(5,762)	(4,028)
Accumulated other comprehensive (loss) income	(1,976)	6,666	4,978	4,328	8,511

Total Stockholders’ Equity	171,255	178,034	175,035	172,484	175,308

Total Liabilities and Stockholders’ Equity	$1,849,321	$1,694,460	$1,672,727	$1,679,336	$1,700,312

First Community Bancshares, Inc.
Selected Financial Information
(Dollars in Thousands)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2004	2004	2003	2003	2003
Asset Quality Analysis:
Allowance for Loan Losses:
Beginning balance	$14,536	$14,624	$15,680	$15,707	$13,782
Provision	723	532	740	782	1,308
Acquisition balance	1,786	—	—	—	1,583
Charge-offs	(1,233)	(911)	(2,022)	(990)	(1,441)
Recoveries	348	291	226	181	475

Net charge-offs	(885)	(620)	(1,796)	(809)	(966)

Ending balance	$16,160	$14,536	$14,624	$15,680	$15,707

Nonperforming Assets:
Nonaccrual loans	$2,630	$3,588	$2,993	$2,277	$2,547
Foreclosed real estate	2,166	2,571	2,091	2,403	2,787
Repossessions	92	60	75	125	140
Loans 90 days or more past due & still accruing	—	—	—	124	86

Nonperforming assets	$4,888	$6,219	$5,159	$4,929	$5,560

Loans 90 days or more past due & still accruing as a percentage of loans held for investment	0.00%	0.00%	0.00%	0.01%	0.01%
Asset Quality Ratios:
Nonaccrual loans and leases as a percentage of loans held for investment	0.22%	0.35%	0.29%	0.22%	0.25%
Nonperforming assets as a percentage of:
Total assets	0.26%	0.37%	0.31%	0.29%	0.33%
Total assets-continued	0.27%	0.37%	0.31%	0.30%	0.34%
Loans held for investment plus foreclosed property	0.41%	0.61%	0.50%	0.48%	0.54%
Net charge-offs as a % of average loans held for investment	0.08%	0.06%	0.17%	0.08%	0.10%
Allowance for loan & lease losses as a percentage of loans held for investment	1.36%	1.43%	1.43%	1.53%	1.53%
Ratio of allowance for loan losses to:
Nonaccrual loans	6.14	4.05	4.89	6.89	6.17
Restructured loans performing according to modified terms	$382	$392	$356	$362	$368